Exhibit C


                              LETTER OF TRANSMITTAL

                                    Regarding
                       Limited Liability Company Interests
                                       in

                       MERCANTILE ABSOLUTE RETURN FUND LLC

                   Tendered Pursuant to the Offer to Purchase
                             Dated September 1, 2005

         --------------------------------------------------------------

                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
                   AT, AND THIS LETTER OF TRANSMITTAL MUST BE
             RECEIVED BY THE COMPANY BY, 5:00 P.M. EASTERN TIME, ON
                SEPTEMBER 30, 2005, UNLESS THE OFFER IS EXTENDED.

         --------------------------------------------------------------

                       COMPLETE THIS LETTER OF TRANSMITTAL
                          AND RETURN BY MAIL OR FAX TO:

                       MERCANTILE ABSOLUTE RETURN FUND LLC
                         Forum Shareholder Services, LLC
                            c/o Forum Financial Group
                               Two Portland Square
                              Portland, Maine 04101

                              Phone: (800) 239-0418
                               Fax: (207) 879-6206



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Ladies and Gentlemen:

      The undersigned hereby tenders to Mercantile Absolute Return Fund LLC, a limited liability company organized under the laws of the State of Delaware (the "Company"), the units of limited liability company interest in the Company or portion thereof (the "Interests") held by the undersigned, described and specified below, on the terms and conditions set forth in the Offer to Purchase, dated September 1, 2005, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which, together with the Offer to Purchase, constitute the "Offer").

      THE TENDER IS SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE COMPANY TO REJECT ANY AND ALL TENDERS DETERMINED BY THE COMPANY, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

      The undersigned hereby sells to the Company the Interests tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the Interests or portion thereof tendered hereby and that the Company will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

         The undersigned recognizes that under certain circumstances set forth in the Offer, the Company may not be required to purchase any of the Interests in the Company tendered hereby.

      The initial payment of the purchase price for the Interests tendered by the undersigned will be made by check or wire transfer to the account identified by the undersigned below, as described in Section 6 of the Offer to Purchase. (Any payment in the form of securities would be made by means of special arrangement with the tendering member in the sole discretion of the Company.)

      The undersigned recognizes that the amount of the purchase price for Interests will be based on the unaudited net asset value of the Company as of December 31, 2005, subject to an extension of the Offer to Purchase as described in Section 7 of the Offer to Purchase. The contingent payment portion of the purchase price, if any, will be determined upon completion of the audit of the Company's financial statements for 2006, which is anticipated to be in May 2006.

      All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.




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

PLEASE FAX THIS LETTER OF TRANSMITTAL TO (207) 879-6206 OR MAIL IT IN THE ENCLOSED BUSINESS REPLY ENVELOPE TO:

MERCANTILE ABSOLUTE RETURN FUND LLC
Forum Shareholder Services, LLC
c/o Forum Financial Group
Two Portland Square
Portland, Maine 04101

FOR ADDITIONAL INFORMATION:
Phone: (800) 239-0418


PART 1.  NAME AND ADDRESS

            Member Name:  __________________________________________________

            Address:  ______________________________________________________

            ________________________________________________________________

            ________________________________________________________________

            Social Security No. or Taxpayer Identification No.: ____________

            Telephone Number: _____________________

PART 2.   AMOUNT OF LIMITED LIABILITY COMPANY INTERESTS IN THE COMPANY BEING
          TENDERED:

            [_]   The undersigned's entire limited liability company interest.

            [_] A portion of the undersigned's limited liability company interest expressed as a specific dollar value. NOTE: A minimum interest with a value greater than $50,000 must be maintained in the Company (the "Required Minimum Balance").*

                                $__________

            [_] The portion of limited liability company interest in excess of the Required Minimum Balance.

            *The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned's capital account balance to fall below the Required



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            Minimum Balance, the Company may reduce the amount to be purchased from the undersigned so that the Required Minimum Balance is maintained.

PART 3.   PAYMENT

            The undersigned wishes to receive payment by (check the appropriate box):

            [_] Check (all payments will be mailed to your address as reflected in the Company's records)

            [_]   Wire transfer (the information below must be completed)

                     Bank Name:  ______________________________________________
                     ABA Routing Number:  _____________________________________
                     Credit to:  ______________________________________________
                     Account Number: __________________________________________
                     For further credit to: ___________________________________
                     Name(s) on the Account: __________________________________
                     __________________________________________________________
                     Account Number: __________________________________________

                  PROMISSORY NOTE

                  A promissory note reflecting both the initial payment and the post-audit payment portion of the purchase amount, as applicable, will be mailed directly to the undersigned at the address of the undersigned as maintained in the books and records of the Company.

PART 4.  SIGNATURE(S)

FOR INDIVIDUAL INVESTORS                       FOR ALL OTHER INVESTORS:
AND JOINT TENANTS:


_________________________________             _________________________________
Signature                                      Signature
(SIGNATURE OF OWNER(S) EXACTLY                 (SIGNATURE OF OWNER(S) EXACTLY
AS IT APPEARS ON SUBSCRIPTION                  AS IT APPEARS ON SUBSCRIPTION
AGREEMENT)                                      AGREEMENT)


_________________________________             _________________________________
Print Name of Investor                         Print Name of Investor


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

_________________________________             _________________________________
Joint Tenant Signature if necessary           Print Name and Title of Signatory
(SIGNATURE OF OWNER(S) EXACTLY AS
IT APPEARS ON SUBSCRIPTION AGREEMENT)

                                              _________________________________
                                              Co-signatory if necessary
                                              (SIGNATURE OF OWNER(S) EXACTLY
                                              AS IT APPEARS ON SUBSCRIPTION
                                              AGREEMENT)
_________________________________
Print Name of Joint Tenant


                                              _________________________________
                                              Print Name and Title of
                                              Co-signatory


Date:  ______________


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